Consent of Independent Registered Public Accounting Firm

Cascade Bancorp
Bend, Oregon

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (File No. 333-173021) and Form S-8 (File Nos. 333-151065 and 333-174835) of Cascade Bancorp of our reports dated March 4, 2016, relating to the consolidated financial statements, and the effectiveness of Cascade Bancorp’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington
March 4, 2016